As filed with the Securities and Exchange Commission on November 16, 2010

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FOREST LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

11-1798614
(I.R.S. Employer Identification No.)

909 Third Avenue, New York, New York
(Address of Principal Executive Offices)

10022-4731
(Zip Code)

2007 Equity Incentive Plan
(Full title of the plan)

Herschel S. Weinstein, VP-General Counsel
Forest Laboratories, Inc.
909 Third Avenue
New York, New York 10022
(Name and address of agent for service)

(212) 421-7850
(Telephone number, including area code, of agent for service)

Copy to:
Melissa E. Cooper, Esq.
Dornbush Schaeffer Strongin & Venaglia, LLP
747 Third Avenue
New York, New York 10017
(212) 759-3300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

                                                                         Large accelerated filer  [X]                                                                                                                                                                              Accelerated filer  [  ]
                                                                         Non-accelerated filer  [  ] (do not check if smaller reporting company)                                                                                                   Smaller reporting company  [  ]

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)(3)
Common Stock, par value $0.10 per share	15,000,000	$32.88	$493,200,000	$35,165.16

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock which become issuable under the registrant’s 2007 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization, merger, consolidation or reorganization of or by the registrant which results in an increase in the number of the registrant’s outstanding shares of common stock.

(2)
Estimated for the sole purpose of calculating the registration fee.  Pursuant to Rule 457(c) and 457(h) under the Securities Act, the proposed maximum offering price per share is calculated based upon the average of the high and low selling prices, as reported by the New York Stock Exchange, Inc., of the common stock of the registrant on November 10, 2010.

(3)	Calculated pursuant to Section 6(b) of the Securities Act, as follows: $71.30 per $1,000,000 of the proposed maximum aggregate offering price.

EXPLANATORY NOTE

This registration statement on Form S-8 is filed by Forest Laboratories, Inc., a Delaware corporation (the “Company”), relating to 15,000,000 shares of its common stock, par value $0.10 per share (the “Common Stock”), issuable to eligible employees and non-employee directors of the Company under its 2007 Equity Incentive Plan, which Common Stock is in addition to the 13,950,000 shares of Common Stock registered on the Corporation’s Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on August 14, 2007 (Commission File No. 333-145415) (the “Prior Registration Statement”).

This registration statement relates to securities of the same class as that to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities.  Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this registration statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                Incorporation of Documents by Reference.

The following documents filed with the SEC are incorporated herein by reference:

(a)           The Annual Report of the Company for the fiscal year ended March 31, 2010, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)           All other reports of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended March 31, 2010.

(c)           The description of the Company’s Common Stock contained in the Registration Statement on Form 8-A filed with the SEC on September 28, 1999.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this registration statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequent filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such prior statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement, except as indicated herein.

Item 8.                                Exhibits.

Exhibit
Number                  Exhibit

4.1
Articles of Incorporation of the Company, as amended and restated.  Incorporated by reference to the Company’s Quarterly Report on Form 10-Q (Commission File No. 1-5438) for the Quarter ended September 30, 2008.

4.2	Bylaws of the Company, as amended. Incorporated by reference to the Company’s Current Report on Form 8-K (Commission File No. 1-5438) filed March 2, 2009.

4.3	2007 Equity Incentive Plan of the Company, as amended. Incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (Commission File No. 1-5438) filed August 11, 2010.

4.4	Form of Director Restricted Stock Agreement under the 2007 Equity Incentive Plan. Incorporated by reference to the Company’s Registration Statement on Form S-8 (No. 333-145415), filed August 14, 2007.

4.5
Form of Director Stock Option Agreement under the 2007 Equity Incentive Plan.  Incorporated by reference to the Company’s Quarterly Report on Form 10-Q (Commission File No. 1-5438) for the quarter ended September 30, 2007.

4.6
Form of Employee Restricted Stock Agreement under the 2007 Equity Incentive Plan.  Incorporated by reference to the Company’s Annual Report on Form 10-K (Commission File No. 1-5438) for the fiscal year ended March 31, 2008.

4.7
Form of Employee Stock Option Agreement under the 2007 Equity Incentive Plan of Forest Laboratories, Inc.  Incorporated by reference to the Company’s Quarterly Report on Form 10-Q (Commission File No. 1-5438) for the quarter ended September 30, 2007.

5.1	Opinion of Dornbush Schaeffer Strongin & Venaglia, LLP.

23.1	Consent of Dornbush Schaeffer Strongin & Venaglia, LLP (included in Exhibit 5.1).

23.2	Consent of BDO USA, LLP (formerly known as BDO Seidman, LLP).

24.1	Power of Attorney (included in the signature pages to this registration statement).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York, on the 16th day of November, 2010.

FOREST LABORATORIES, INC.

By: /s/ Howard Solomon
Howard Solomon
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Howard Solomon and Lawrence S. Olanoff, M.D., Ph.D., and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as each might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                                                         TITLE                                                               DATE

PRINCIPAL EXECUTIVE OFFICERS:

/s/ Howard Solomon	Chairman of the Board,	November 16, 2010
Howard Solomon	Chief Executive
Officer and Director

/s/ Lawrence S. Olanoff, M.D., Ph.D.	President, Chief	November 16, 2010
Lawrence S. Olanoff, M.D., Ph.D.	Operating Officer
and Director

PRINCIPAL FINANCIAL AND
ACCOUNTING OFFICER:

/s/ Francis I. Perier, Jr.	Senior Vice President-	November 16, 2010
Francis I. Perier, Jr.	Finance and Chief
Financial Officer

DIRECTORS:

/s/ Nesli Basgoz, M.D.	Director	November 16, 2010
Nesli Basgoz, M.D.

/s/ Kenneth E. Goodman	Director	November 16, 2010
Kenneth E. Goodman

/s/ George S. Cohan	Director	November 16, 2010
George S. Cohan

/s/ William J. Candee, III	Director	November 16, 2010
William J. Candee, III

/s/ Dan L. Goldwasser	Director	November 16, 2010
Dan L. Goldwasser

/s/ Lester B. Salans, M.D.	Director	November 16, 2010
Lester B. Salans, M.D.

/s/ Peter J. Zimetbaum, M.D.	Director	November 16, 2010
Peter J. Zimetbaum, M.D.

EXHIBIT INDEX

Exhibit
Number                  Exhibit

4.1
Articles of Incorporation of the Company, as amended and restated.  Incorporated by reference to the Company’s Quarterly Report on Form 10-Q (Commission File No. 1-5438) for the Quarter ended September 30, 2008.

4.2	Bylaws of the Company, as amended. Incorporated by reference to the Company’s Current Report on Form 8-K (Commission File No. 1-5438) filed March 2, 2009.

4.3	2007 Equity Incentive Plan of the Company, as amended. Incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (Commission File No. 1-5438) filed August 11, 2010.

4.4	Form of Director Restricted Stock Agreement under the 2007 Equity Incentive Plan. Incorporated by reference to the Company’s Registration Statement on Form S-8 (No. 333-145415), filed August 14, 2007.

4.5
Form of Director Stock Option Agreement under the 2007 Equity Incentive Plan.  Incorporated by reference to the Company’s Quarterly Report on Form 10-Q (Commission File No. 1-5438) for the quarter ended September 30, 2007.

4.6
Form of Employee Restricted Stock Agreement under the 2007 Equity Incentive Plan.  Incorporated by reference to the Company’s Annual Report on Form 10-K (Commission File No. 1-5438) for the fiscal year ended March 31, 2008.

4.7
Form of Employee Stock Option Agreement under the 2007 Equity Incentive Plan of Forest Laboratories, Inc.  Incorporated by reference to the Company’s Quarterly Report on Form 10-Q (Commission File No. 1-5438) for the quarter ended September 30, 2007.

5.1	Opinion of Dornbush Schaeffer Strongin & Venaglia, LLP.

23.1	Consent of Dornbush Schaeffer Strongin & Venaglia, LLP (included in Exhibit 5.1).

23.2	Consent of BDO USA, LLP (formerly known as BDO Seidman, LLP).

24.1	Power of Attorney (included in signature page hereof).